Exhibit 99.1
Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE	Company Contact
August 8, 2022	Jacqueline Burwitz Investor Relations 314-985-2169 JacquelineE.Burwitz@energizer.com
Energizer Holdings, Inc. Announces Fiscal 2022 Third Quarter Results

•Net sales in the third quarter of $728.0 million, with organic growth of 3.8% primarily due to pricing actions.1

•Earnings per share of $0.73 and Adjusted Earnings per share of $0.77, up 4% compared to prior year.1

•Adjusted EBITDA for the quarter of $145.5 million, versus $144.4 million in the prior year.1

St. Louis —August 8, 2022—Energizer Holdings, Inc. (NYSE: ENR) today announced results for the third fiscal quarter ended June 30, 2022.

“We delivered another solid quarter as pricing actions and consistent operational execution generated strong organic revenue growth and gross margin improvement,” said Mark LaVigne, Chief Executive Officer. “Despite a continued volatile operating environment, we are seeing the strength and resiliency of our brands driving benefits across the business, and the actions we’re taking to rebuild margin are gaining momentum. Our investments in innovation, productivity, and digital transformation are paying dividends and we continue to build a solid foundation for future growth."

Top-Line Performance

For the quarter, we had Net sales of $728.0 million compared to $721.8 million in the prior year period.

	Third Quarter	% Chg
Net sales - FY'21	$721.8
Organic	27.3	3.8%
Change in Russia	(7.9)	(1.1)%
Change in Argentina	5.5	0.8%
Impact of currency	(18.7)	(2.6)%
Net sales - FY'22	$728.0	0.9%

•Organic Net sales increased 3.8% primarily driven by the following items:

•Pricing executed in both battery and auto care drove an organic increase of approximately 10%; and
•New distribution across both segments, in both North America and International markets, contributed approximately 1% to organic growth.

•Offsetting these increases were volume declines in both battery and auto care related to the previously mentioned pricing actions, the lapping of elevated demand in the prior year and the impact of inflationary pressures, resulting in a 7.5% decrease to organic sales.

__________________
1) See Press Release attachments and supplemental schedules for additional information, including the GAAP and Non-GAAP reconciliations.

Gross Margin

Gross margin on a reported basis was 39.0% versus 37.9% in the prior year. Excluding the current year costs from the flooding of our Brazilian manufacturing facility and exiting the Russian market, and the prior year costs related to acquisition and integration, adjusted gross margin was 40.4%, an improvement of 120 basis points from the prior year.

Third Quarter
Adjusted gross margin - FY'21 (1)	39.2%
Pricing	5.6%
Product cost impacts	(3.9)%
Currency impact and other	(0.5)%
Adjusted gross margin - FY'22 (1)	40.4%

The gross margin increase was largely driven by the positive impact of executed price increases in battery and auto care partially offset by a continuation of higher operating costs, including transportation, material and labor, consistent with ongoing inflationary trends and negative currency impacts.

Selling, General and Administrative Expense (SG&A)

SG&A for the third quarter was 16.3% of net sales, or $118.9 million, compared to 14.8%, or $106.6 million in the prior year excluding acquisition and integration costs and acquisition earn out. The increase was primarily driven by environmental costs related to a legacy facility, recycling fees, and IT spending related to our investment in digital transformation.(1)

Advertising and Promotion Expense (A&P)

A&P was 5.3% of net sales for the third fiscal quarter, compared to 6.1% in the prior year, or a $5.6 million decline.

Earnings Per Share and Adjusted EBITDA	Third Quarter
(In millions, except per share data)	2022	2021
Net earnings	$52.4	$20.8
Diluted net earnings per common share	$0.73	$0.24

Adjusted net earnings(1)	$55.5	$54.6
Adjusted diluted net earnings per common share(1)	$0.77	$0.74
Adjusted EBITDA(1)	$145.5	$144.4

The improvement in Adjusted EBITDA and Adjusted diluted net earnings per common share for the quarter reflect the positive impact of price increases from both segments as well as the lower A&P investment spending. This improvement was partially offset by higher input costs and higher SG&A. Adjusted diluted net earnings per common share benefited from lower taxes partially offset by higher interest expense in the current quarter as well.

Capital Allocation

Common stock dividend payments in the quarter of approximately $21.3 million, or $0.30 per common share.

Financial Outlook and Assumptions for Fiscal Year 2022(1)

We have delivered solid year to date results on both the top and bottom line through pricing actions and consistent operational execution, which we expect to result in Net Sales, Adjusted EBITDA and Adjusted earnings per share performance within the ranges of our initial full year outlook. However, we expect the impact of a rapidly appreciating US dollar and our exit from the Russia market to result in approximately $20 million, or $0.22 per share, of headwinds in the second half of the year based on current rates. Inclusive of these impacts, we are now expecting full year Adjusted EBITDA and Adjusted earnings per share to be at the lower end of our previously provided outlooks of $560 million to $590 million and $3.00 to $3.30, respectively.

Webcast Information
In conjunction with this announcement, the Company will hold an investor conference call beginning at 10:00 a.m. Eastern Time today. The call will focus on third fiscal quarter earnings and recent trends in the business. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under "Investors" and "Events and Presentations" tabs or by using the following link:
https://app.webinar.net/5PDQwNjwyNz

For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under "Investors," "Events and Presentations," and "Past Events" tabs.
# # #
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company, as well as the Company's entrance into an accelerated share repurchase program. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
•Global economic and financial market conditions, including the conditions resulting from the ongoing conflict between Russia and Ukraine as well as the COVID-19 pandemic, and actions taken by our customers, suppliers, other business partners and governments in markets in which we compete might materially and negatively impact us.
•    Competition in our product categories might hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers.
•    Changes in the retail environment and consumer preferences could adversely affect our business, financial condition and results of operations.
•    We must successfully manage the demand, supply, and operational challenges brought about by the COVID-19 pandemic and any other disease outbreak, including epidemics, pandemics, or similar widespread public health concerns.
•    Loss or impairment of the reputation of our Company or our leading brands or failure of our marketing plans could have an adverse effect on our business.
•    Loss of any of our principal customers could significantly decrease our sales and profitability.
•    Our ability to meet our growth targets depends on successful product, marketing and operations innovation and successful responses to competitive innovation and changing consumer habits.
•    We are subject to risks related to our international operations, including currency fluctuations, which could adversely affect our results of operations.
•    If we fail to protect our intellectual property rights, competitors may manufacture and market similar products, which could adversely affect our market share and results of operations.
•    Our reliance on certain significant suppliers subjects us to numerous risks, including possible interruptions in supply, which could adversely affect our business.
•    Our business is vulnerable to the availability of raw materials, our ability to forecast customer demand and our ability to manage production capacity.
•    Changes in production costs, including raw material prices, freight and labor, have adversely affected, and in the future could erode, our profit margins and negatively impact operating results.
•    The manufacturing facilities, supply channels or other business operations of the Company and our suppliers may be subject to disruption from events beyond our control.
•    We may be unable to generate anticipated cost savings (including from our restructuring programs), successfully implement our strategies, or efficiently manage our supply chain and manufacturing processes, and our profitability and cash flow could suffer as a result.
•    Sales of certain of our products are seasonal and adverse weather conditions during our peak selling seasons for certain auto care products could have a material adverse effect.
•    A failure of a key information technology system could adversely impact our ability to conduct business.
•    We rely significantly on information technology and any inadequacy, interruption, theft or loss of data, malicious attack, integration failure, failure to maintain the security, confidentiality or privacy of sensitive data residing on our systems or other security failure of that technology could harm our ability to effectively operate our business and damage the reputation of our brands.
•    We have significant debt obligations that could adversely affect our business and our ability to meet our obligations.
•    We may experience losses or be subject to increased funding and expenses related to our pension plans.
•    The estimates and assumptions on which our financial projections are based may prove to be inaccurate, which may cause our actual results to materially differ from our projections, which may adversely affect our future profitability, cash flows and stock price.
•    If we pursue strategic acquisitions, divestitures or joint ventures, we might experience operating difficulties, dilution, and other consequences that may harm our business, financial condition, and operating results, and we may not be able to successfully consummate favorable transactions or successfully integrate acquired businesses.
•    The 2019 auto care and battery acquisitions may have liabilities that are not known to us and the acquisition agreements may not provide us with sufficient indemnification with respect to such liabilities.
•    Our business involves the potential for claims of product liability, labeling claims, commercial claims and other legal claims against us, which could affect our results of operations and financial condition and result in product recalls or withdrawals.
•    Our business is subject to increasing regulation in the U.S. and abroad, the uncertainty and cost of future compliance and consequence of non-compliance with which may have a material adverse effect on our business.
•    Increased focus by governmental and non-governmental organizations, customers, consumers and shareholders on sustainability issues, including those related to climate change, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.
•    We are subject to environmental laws and regulations that may expose us to significant liabilities and have a material adverse effect on our results of operations and financial condition.
•    We cannot guarantee that any share repurchase program will be fully consummated or that any share repurchase program will enhance long-term stockholder value, and share repurchases could increase the volatility of the price of our stock and diminish our cash reserves.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 16, 2021 and in our Form 10-Q filed May 9, 2022.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Condensed)
(In millions, except per share data - Unaudited)

	For the Quarter Ended June 30,		For the Nine Months Ended June 30,
	2022	2021	2022	2021
Net sales	$728.0	$721.8	$2,259.7	$2,255.5
Cost of products sold (1)	444.0	448.5	1,425.7	1,373.8
Gross profit	284.0	273.3	834.0	881.7
Selling, general and administrative expense (1)	118.9	117.5	364.4	365.4
Advertising and sales promotion expense	38.5	44.1	109.8	120.8
Research and development expense (1)	8.5	8.2	25.3	24.8
Amortization of intangible assets	15.4	15.2	45.8	46.0
Interest expense	41.1	38.6	116.4	125.0
Loss on extinguishment of debt (2)	—	27.6	—	103.3
Other items, net (1)	(3.5)	(1.5)	2.7	(0.8)
Earnings before income taxes	65.1	23.6	169.6	97.2
Income tax provision	12.7	2.8	38.2	19.5
Net earnings	52.4	20.8	131.4	77.7
Mandatory preferred stock dividends	—	(4.0)	(4.0)	(12.1)
Net earnings attributable to common shareholders	$52.4	$16.8	$127.4	$65.6

Basic net earnings per common share	$0.73	$0.25	$1.83	$0.96
Diluted net earnings per common share (3)	$0.73	$0.24	$1.82	$0.95

Weighted average shares of common stock - Basic	71.3	68.4	69.5	68.4
Weighted average shares of common stock - Diluted (3)	71.7	68.6	69.9	68.7

(1) See the attached Supplemental Schedules - Non-GAAP Reconciliations, which break out the costs from the flood of our Brazilian manufacturing facility, costs of exiting the Russian market and the Acquisition and integration related costs included within these lines.

(2) The Loss on the extinguishment of debt for the quarter ended June 30, 2021 related to the Company's redemption of the €650 million Senior Notes due in 2026 in June 2021. The nine months ended June 30, 2021 also includes the Company's term loan refinancing in December 2020 and the redemption of the $600.0 million Senior Notes due in 2027 in January 2021.

(3) In January 2022, the mandatory convertible preferred shares were converted to approximately 4.7 million common stock. For the nine months ended June 30, 2022 and for both the three and nine months ended June 30, 2021, the conversion of the mandatory convertible preferred shares was anti-dilutive and the mandatory preferred stock dividends are included in the dilution calculation.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Condensed)
(In millions - Unaudited)

Assets	June 30, 2022	September 30, 2021
Current assets
Cash and cash equivalents	$199.5	$238.9
Trade receivables	346.4	292.9
Inventories	901.8	728.3
Other current assets	193.3	179.4
Total current assets	$1,641.0	$1,439.5
Property, plant and equipment, net	370.5	382.9
Operating lease assets	102.7	112.3
Goodwill	1,034.9	1,053.8
Other intangible assets, net	1,837.8	1,871.3
Deferred tax asset	19.7	21.7
Other assets	176.0	126.0
Total assets	$5,182.6	$5,007.5

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$12.0	$12.0
Current portion of capital leases	0.6	2.3
Notes payable	61.4	105.0
Accounts payable	372.8	454.8
Current operating lease liabilities	15.4	15.5
Other current liabilities	311.2	356.8
Total current liabilities	$773.4	$946.4
Long-term debt	3,544.6	3,333.4
Operating lease liabilities	92.1	102.3
Deferred tax liability	102.6	91.3
Other liabilities	170.2	178.4
Total liabilities	$4,682.9	$4,651.8
Shareholders' equity
Common stock	0.8	0.7
Mandatory convertible preferred stock	—	—
Additional paid-in capital	847.7	832.0
Retained earnings	58.7	(5.0)
Treasury stock	(249.6)	(241.6)
Accumulated other comprehensive loss	(157.9)	(230.4)
Total shareholders' equity	$499.7	$355.7
Total liabilities and shareholders' equity	$5,182.6	$5,007.5

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Condensed)
(In millions - Unaudited)

	For the Nine Months Ended June 30,
	2022	2021
Cash Flow from Operating Activities
Net earnings	$131.4	$77.7
Non-cash integration and restructuring charges	3.0	4.5
Depreciation and amortization	89.0	88.7
Deferred income taxes	(0.7)	2.1
Share-based compensation expense	9.9	13.3
Gain on capital lease termination	(4.5)	—
Loss on extinguishment of debt	—	103.3
Non-cash charges of the Brazilian flood	9.2	—
Non-cash charges for exiting the Russian market	13.4	—
Non-cash items included in income, net	12.4	12.8
Other, net	0.9	(3.5)
Changes in current assets and liabilities used in operations	(370.2)	(281.4)
Net cash (used by)/from operating activities	(106.2)	17.5

Cash Flow from Investing Activities
Capital expenditures	(65.8)	(42.7)
Proceeds from sale of assets	0.5	—
Acquisition of intangible assets	(14.6)	—
Acquisitions, net of cash acquired and working capital settlements	1.0	(67.2)
Net cash used by investing activities	(78.9)	(109.9)

Cash Flow from Financing Activities
Cash proceeds from issuance of debt with original maturities greater than 90 days	300.0	1,982.6
Payments on debt with maturities greater than 90 days	(10.6)	(2,770.2)
Net (decrease)/increase in debt with original maturities of 90 days or less	(43.8)	106.6
Payments to terminate capital lease obligations	(5.1)	—
Premiums paid on extinguishment of debt	—	(141.1)
Debt issuance costs	(7.6)	(27.6)
Payment of contingent consideration	—	(3.9)
Dividends paid on common stock	(64.1)	(63.8)
Dividends paid on mandatory convertible preferred stock	(8.1)	(12.1)
Common stock purchased	—	(21.3)
Taxes paid for withheld share-based payments	(2.3)	(6.7)
Net cash from/(used by) financing activities	158.4	(957.5)

Effect of exchange rate changes on cash	(12.7)	7.8

Net decrease in cash, cash equivalents, and restricted cash	(39.4)	(1,042.1)
Cash, cash equivalents, and restricted cash, beginning of period	238.9	1,249.8
Cash, cash equivalents, and restricted cash, end of period	$199.5	$207.7

ENERGIZER HOLDINGS, INC.
Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Nine Months Ended June 30, 2022
The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period. These non-GAAP financial measures exclude items that are not reflective of the Company's on-going operating performance, such as acquisition and integration costs, an acquisition earn out, the costs of the May 2022 flooding of our Brazilian manufacturing facility, the costs of exiting the Russian market, the gain on capital lease termination and the loss on extinguishment of debt. In addition, these measures help investors to analyze year over year comparability when excluding currency fluctuations as well as other Company initiatives that are not on-going. We believe these non-GAAP financial measures are an enhancement to assist investors in understanding our business and in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in methods and in the items being adjusted.

We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure in the following supplemental schedules:

Segment Profit. This amount represents the operations of our two reportable segments including allocations for shared support functions. General corporate and other expenses, amortization expense, interest expense, loss on extinguishment of debt, the gain on capital lease termination, other items, net, the charges related to acquisition and integration costs, including restructuring charges, an acquisition earn out, the costs of the flooding of our manufacturing facility in Brazil and the costs of exiting the Russian market have all been excluded from segment profit.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Common Share (EPS). These measures exclude the impact of the costs related to acquisition and integration, an acquisition earn out, the costs of the flooding of our manufacturing facility in Brazil, the costs of exiting the Russian market, the gain on capital lease termination and the loss on extinguishment of debt.

Non-GAAP Tax Rate. This is the tax rate when excluding the pre-tax impact of acquisition and integration costs, an acquisition earn out, the costs of the flooding of our manufacturing facility in Brazil, the costs of exiting the Russian market, the gain on capital lease termination and the loss on extinguishment of debt, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.

Organic. This is the non-GAAP financial measurement of the change in revenue or segment profit that excludes or otherwise adjusts for the change in Russia and Argentina operations and impact of currency from the changes in foreign currency exchange rates as defined below:

Change in Russia Operations. The Company exited the Russian market in the second quarter of fiscal 2022 due to the increased global and economic and political uncertainty resulting from the ongoing conflict between Russia and Ukraine. This adjusts for the change in Russian sales and segment profit from the prior year.

Change in Argentina Operations. The Company is presenting separately all changes in sales and segment profit from our Argentina affiliate due to the designation of the economy as highly inflationary as of July 1, 2018.

Impact of currency. The Company evaluates the operating performance of our Company on a currency neutral basis. The impact of currency is the difference between the value of current year foreign operations at the current period ending USD exchange rate, compared to the value of the current year foreign operations at the prior period ending USD exchange rate, as well as the impact of hedging on the currency fluctuation.
Adjusted Comparisons. Detail for adjusted gross profit, adjusted gross margin, adjusted SG&A, adjusted SG&A as percent of sales and adjusted Other items, net are also supplemental non-GAAP measure disclosures. These measures exclude the impact of costs related to acquisition and integration, an acquisition earn out, the costs of exiting the Russian market and the costs of the flooding of our manufacturing facility in Brazil.

EBITDA and Adjusted EBITDA. EBITDA is defined as net earnings before income tax provision, interest, loss on extinguishment of debt and depreciation and amortization. Adjusted EBITDA further excludes the impact of the costs related to acquisition and integration, acquisition earn out, the costs of the flooding of our manufacturing facility in Brazil, the costs of exiting the Russian market, the gain on capital lease termination and share-based payments.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Information and Supplemental Sales Data
For the Quarter and Nine Months Ended June 30, 2022
(In millions - Unaudited)

As of October 1, 2021, the Company has changed its reportable segments from two geographical segments, previously Americas and International, to two product groupings, Battery & Lights and Auto Care. This change came with the completion of the Spectrum Holdings, Inc. Battery and Auto Care Acquisition integrations in the first fiscal quarter of 2022. The Company changed its reporting structure to better reflect what the chief operating decision maker is reviewing to make organizational decisions and resource allocations. The Company has recast the information for the quarter and nine months ended June 30, 2021 to align with this presentation.

Energizer’s operating model includes a combination of standalone and shared business functions between the product segments, varying by country and region of the world. Shared functions include the sales and marketing functions, as well as human resources, IT and finance shared service costs. Energizer applies a fully allocated cost basis, in which shared business functions are allocated between segments. Such allocations are estimates, and do not represent the costs of such services if performed on a standalone basis. Segment sales and profitability, as well as the reconciliation to earnings before income taxes for the quarters and nine months ended June 30, 2022 and 2021, respectively, are presented below:

	Quarters Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Net Sales
Batteries & Lights	$531.6	$512.7	$1,788.3	$1,799.5
Auto Care	196.4	209.1	471.4	456.0
Total net sales	$728.0	$721.8	$2,259.7	$2,255.5
Segment Profit
Batteries & Lights	142.7	113.9	406.4	419.8
Auto Care	12.9	31.7	37.0	78.9
Total segment profit	$155.6	$145.6	$443.4	$498.7
General corporate and other expenses (1)	(27.6)	(21.5)	(74.9)	(71.3)
Amortization of intangible assets	(15.4)	(15.2)	(45.8)	(46.0)
Acquisition and integration costs (2)	—	(19.5)	(16.5)	(54.6)
Acquisition earn out (3)	—	(1.2)	(1.1)	(2.3)
Loss on extinguishment of debt	—	(27.6)	—	(103.3)
Interest expense	(41.1)	(38.6)	(116.4)	(125.0)
Exit of Russian market (4)	—	—	(14.0)	—
Gain on capital lease termination (5)	4.5	—	4.5	—
Brazil flood damage (6)	(9.9)	—	(9.9)	—
Other items, net - Adjusted (7)	(1.0)	1.6	0.3	1.0
Total earnings before income taxes	$65.1	$23.6	$169.6	$97.2
(1) Recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(2) See the Supplemental Schedules - Non-GAAP Reconciliations for the line items where these charges are recorded in the Consolidated (Condensed) Statement of Earnings.
(3) This represents the earn out achieved through June 30, 2022 and 2021 under the incentive agreements entered into with the fiscal 2021 acquisition of a formulations company, and is recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(4) These are the costs associated with the exit of the Russian market during fiscal 2022. See the Supplemental Non-GAAP reconciliation for the line items where these charges are recorded in the Consolidated (Condensed) Statement of Earnings.
(5) This represents the termination of a capital lease in the quarter ended June 30, 2022 associated with a facility that was exited as a part of the Company's 2019 Restructuring program. The gain was recorded in Other items, net in the Consolidated (Condensed) Statement of Earnings.
(6) These are the costs associated with the May 2022 flooding of our Brazilian manufacturing facility, which were recorded in Cost of products sold on the Consolidated (Condensed) Statement of Earnings. The majority is related to write off of damaged inventory.
(7) See the Supplemental Non-GAAP reconciliation for the Other items, net reconciliation between the reported and adjusted balances.

Supplemental segment information is presented below for depreciation and amortization:

	Quarters Ended June 30,		Nine Months Ended June 30,
Depreciation and amortization	2022	2021	2022	2021
Batteries & Lights	$12.5	$12.5	$36.4	$36.4
Auto Care	2.5	2.3	6.8	6.3
Total segment depreciation and amortization	$15.0	$14.8	$43.2	$42.7
Amortization of intangible assets	15.4	15.2	45.8	46.0
Total depreciation and amortization	$30.4	$30.0	$89.0	$88.7

Energizer Holdings, Inc.
Supplemental Schedules - GAAP EPS to Adjusted EPS Reconciliation
For the Quarter and Nine Months Ended June 30, 2022
(In millions, except for per share data- Unaudited)

The following tables provide a reconciliation of Net earnings and Diluted net earnings per common share to Adjusted net earnings and Adjusted diluted net earnings per share, which are non-GAAP measures.

	For the Quarters Ended June 30,		For the Nine Months Ended June 30,
	2022	2021	2022	2021
Net earnings attributable to common shareholders	$52.4	$16.8	$127.4	$65.6
Mandatory preferred stock dividends	—	(4.0)	(4.0)	(12.1)
Net earnings	52.4	20.8	131.4	77.7
Pre-tax adjustments
Acquisition and integration (1)	—	19.5	16.5	54.6
Acquisition earn out	—	1.2	1.1	2.3
Loss on extinguishment of debt	—	27.6	—	103.3
Exit of Russian market (1)	—	—	14.0	—
Gain on capital lease termination (1)	(4.5)	—	(4.5)	—
Brazil flood damage (1)	9.9	—	9.9	—
Total adjustments, pre-tax	$5.4	$48.3	$37.0	$160.2
After tax adjustments
Acquisition and integration	—	14.8	13.0	42.1
Acquisition earn out	—	0.9	0.8	1.7
Loss on extinguishment of debt	—	18.1	—	76.1
Exit of Russian market	—	—	14.3	—
Gain on capital lease termination	(3.4)	—	(3.4)	—
Brazil flood damage	6.5	—	6.5	—
Total adjustments, after tax	$3.1	$33.8	$31.2	$119.9
Adjusted net earnings (2)	$55.5	$54.6	$162.6	$197.6
Mandatory preferred stock dividends	—	(4.0)	(4.0)	(12.1)
Adjusted net earnings attributable to common shareholders	$55.5	$50.6	$158.6	$185.5

Diluted net earnings per common share	$0.73	$0.24	$1.82	$0.95
Adjustments
Acquisition and integration	—	0.22	0.18	0.57
Acquisition earn out	—	0.01	0.01	0.02
Loss on extinguishment of debt	—	0.27	—	1.04
Exit of Russian market	—	—	0.20	—
Gain on capital lease termination	(0.05)	—	(0.05)	—
Brazil flood damage	0.09	—	0.09	—
Impact for diluted share calculation (3)	—	—	0.01	0.11
Adjusted diluted net earnings per diluted common share (3)	$0.77	$0.74	$2.26	$2.69
Weighted average shares of common stock - Diluted	71.7	68.6	69.9	68.7
Adjusted Weighted average shares of common stock - Diluted (3)	71.7	68.6	71.8	73.4
(1) See Supplemental Schedules - Non-GAAP Reconciliations for the line items where these costs are recorded on the unaudited Consolidated (Condensed) Statement of Earnings.
(2) The effective tax rate for the Adjusted - Non-GAAP Earnings and Diluted EPS for the quarters ended June 30, 2022 and 2021 was 21.3% and 24.1%, respectively, and for the nine months ended June 30, 2022 and 2021 was 21.3% and 23.2%, respectively, as calculated utilizing the statutory rate for where the costs were incurred.
(3) During the nine months ended June 30, 2022, the mandatory convertible preferred shares were converted to approximately 4.7 million common stock. The full conversion was dilutive and the mandatory preferred stock dividends are excluded from net earnings in the Adjusted dilution calculation.
For the quarter ended June 30, 2021, the conversion of the mandatory convertible preferred stock is not dilutive and the mandatory preferred stock dividends are included in the adjusted dilution calculation. For the nine months ended June 30, 2021, the Adjusted diluted net earnings per common share assumes the conversion of the mandatory convertible preferred stock to 4.7 million shares of common stock, and excludes the mandatory preferred stock dividends from net earnings as that is more dilutive to the calculation.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales
For the Quarter and Nine Months Ended June 30, 2022
(In millions - Unaudited)

Net sales	Q1'22	% Chg	Q2'22	% Chg	Q3'22	% Chg	Nine Months '22	% Chg
Batteries & Lights
Net sales - prior year	$743.9		$542.9		$512.7		$1,799.5
Organic	(1.7)	(0.2)%	(16.6)	(3.1)%	38.0	7.4%	19.7	1.1%
Change in Russia	—	—%	(2.3)	(0.4)%	(7.8)	(1.5)%	(10.1)	(0.6)%
Change in Argentina	2.4	0.3%	1.4	0.3%	5.5	1.1%	9.3	0.5%
Impact of currency	(4.4)	(0.6)%	(8.9)	(1.7)%	(16.8)	(3.3)%	(30.1)	(1.6)%
Net sales - current year	$740.2	(0.5)%	$516.5	(4.9)%	$531.6	3.7%	$1,788.3	(0.6)%

Auto Care
Net sales - prior year	$104.7		$142.2		$209.1		$456.0
Organic	1.4	1.3%	27.6	19.4%	(10.7)	(5.1)%	18.3	4.0%
Change in Russia	—	—%	—	—%	(0.1)	—%	(0.1)	—%
Impact of currency	—	—%	(0.9)	(0.6)%	(1.9)	(1.0)%	(2.8)	(0.6)%
Net sales - current year	$106.1	1.3%	$168.9	18.8%	$196.4	(6.1)%	$471.4	3.4%

Total Net Sales
Net sales - prior year	$848.6		$685.1		$721.8		$2,255.5
Organic	(0.3)	—%	11.0	1.6%	27.3	3.8%	38.0	1.7%
Change in Russia	—	—%	(2.3)	(0.3)%	(7.9)	(1.1)%	(10.2)	(0.5)%
Change in Argentina	2.4	0.3%	1.4	0.2%	5.5	0.8%	9.3	0.4%
Impact of currency	(4.4)	(0.6)%	(9.8)	(1.5)%	(18.7)	(2.6)%	(32.9)	(1.4)%
Net sales - current year	$846.3	(0.3)%	$685.4	—%	$728.0	0.9%	$2,259.7	0.2%

Energizer Holdings, Inc.
Supplemental Schedules - Segment Profit
For the Quarter and Nine Months Ended June 30, 2022
(In millions - Unaudited)

Segment profit	Q1'22	% Chg	Q2'22	% Chg	Q3'22	% Chg	Nine Months '22	% Chg
Batteries & Lights
Segment profit - prior year	$180.5		$125.4		$113.9		$419.8
Organic	(15.9)	(8.8)%	(26.8)	(21.4)%	35.7	31.3%	(7.0)	(1.7)%
Change in Russia	—	—%	(0.5)	(0.4)%	(1.8)	(1.6)%	(2.3)	(0.5)%
Change in Argentina	3.0	1.7%	1.1	0.9%	3.2	2.8%	7.3	1.7%
Impact of currency	0.8	0.4%	(3.9)	(3.1)%	(8.3)	(7.2)%	(11.4)	(2.7)%
Segment profit - current year	$168.4	(6.7)%	$95.3	(24.0)%	$142.7	25.3%	$406.4	(3.2)%

Auto Care
Segment profit - prior year	$18.3		$28.9		$31.7		$78.9
Organic	(18.4)	(100.5)%	(4.0)	(13.8)%	(17.5)	(55.2)%	(39.9)	(50.6)%
Change in Russia	—	—%	—	—%	—	—%	—	—%
Impact of currency	(0.1)	(0.6)%	(0.6)	(2.1)%	(1.3)	(4.1)%	(2.0)	(2.5)%
Segment profit - current year	$(0.2)	(101.1)%	$24.3	(15.9)%	$12.9	(59.3)%	$37.0	(53.1)%

Total Segment Profit
Segment profit - prior year	$198.8		$154.3		$145.6		$498.7
Organic	(34.3)	(17.3)%	(30.8)	(20.0)%	18.2	12.5%	(46.9)	(9.4)%
Change in Russia	—	—%	(0.5)	(0.3)%	(1.8)	(1.2)%	(2.3)	(0.5)%
Change in Argentina	3.0	1.5%	1.1	0.7%	3.2	2.2%	7.3	1.5%
Impact of currency	0.7	0.4%	(4.5)	(2.9)%	(9.6)	(6.6)%	(13.4)	(2.7)%
Segment profit - current year	$168.2	(15.4)%	$119.6	(22.5)%	$155.6	6.9%	$443.4	(11.1)%

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations
For the Quarter and Nine Months Ended June 30, 2022
(In millions - Unaudited)

Gross profit	Q1'22	Q2'22	Q3'22	Q1'21	Q2'21	Q3'21	Q3'22 YTD	Q3'21 YTD
Net sales	$846.3	$685.4	$728.0	$848.6	$685.1	$721.8	$2,259.7	$2,255.5
Cost of products sold - adjusted	528.7	446.3	434.1	503.0	407.3	438.9	1,409.1	1,349.2
Adjusted Gross profit	$317.6	$239.1	$293.9	$345.6	$277.8	$282.9	$850.6	$906.3
Adjusted Gross margin	37.5%	34.9%	40.4%	40.7%	40.5%	39.2%	37.6%	40.2%
Acquisition and integration costs	6.0	—	—	7.7	7.3	9.6	6.0	24.6
Exit of Russian market	—	0.7	—	—	—	—	0.7	—
Brazil flood damage	—	—	9.9	—	—	—	9.9	—
Reported Cost of products sold	534.7	447.0	444.0	510.7	414.6	448.5	1,425.7	1,373.8
Gross profit	$311.6	$238.4	$284.0	$337.9	$270.5	$273.3	$834.0	$881.7
Gross margin	36.8%	34.8%	39.0%	39.8%	39.5%	37.9%	36.9%	39.1%

SG&A	Q1'22	Q2'22	Q3'22	Q1'21	Q2'21	Q3'21	Q3'22 YTD	Q3'21 YTD
Segment SG&A	$89.9	$92.0	$91.3	$89.7	$88.3	$85.1	$273.2	$263.1
Corporate SG&A	21.7	25.6	27.6	24.0	25.8	21.5	74.9	71.3
SG&A Adjusted - subtotal	$111.6	$117.6	$118.9	$113.7	$114.1	$106.6	$348.1	$334.4
SG&A Adjusted % of Net sales	13.2%	17.2%	16.3%	13.4%	16.7%	14.8%	15.4%	14.8%
Acquisition and integration costs	9.4	—	—	10.4	8.6	9.7	9.4	28.7
Acquisition earn out	1.1	—	—	—	1.1	1.2	1.1	2.3
Exit of Russian market	—	5.8	—	—	—	—	5.8	—
Reported SG&A	$122.1	$123.4	$118.9	$124.1	$123.8	$117.5	$364.4	$365.4
Reported SG&A % of Net sales	14.4%	18.0%	16.3%	14.6%	18.1%	16.3%	16.1%	16.2%

Other items, net	Q1'22	Q2'22	Q3'22	Q1'21	Q2'21	Q3'21	Q3'22 YTD	Q3'21 YTD
Interest income	$(0.2)	$(0.3)	$(0.2)	$(0.1)	$(0.2)	$(0.2)	$(0.7)	$(0.5)
Foreign currency exchange loss/(gain)	1.3	(0.1)	2.5	1.3	0.5	(0.9)	3.7	0.9
Pension benefit other than service costs	(1.1)	(1.1)	(1.0)	(0.5)	(0.5)	(0.6)	(3.2)	(1.6)
Other	0.2	—	(0.3)	—	0.1	0.1	(0.1)	0.2
Other items, net - Adjusted	$0.2	$(1.5)	$1.0	$0.7	$(0.1)	$(1.6)	$(0.3)	$(1.0)
Exit of Russian market	—	7.5	—	—	—	—	7.5	—
Gain on capital lease termination	—	—	(4.5)	—	—	—	(4.5)	—
Other	—	—	—	0.1	—	0.1	—	0.2
Total Other items, net	$0.2	$6.0	$(3.5)	$0.8	$(0.1)	$(1.5)	$2.7	$(0.8)

Acquisition and integration	Q1'22	Q2'22	Q3'22	Q1'21	Q2'21	Q3'21	Q3'22 YTD	Q3'21 YTD
Cost of products sold	$6.0	$—	$—	$7.7	$7.3	$9.6	$6.0	$24.6
SG&A	9.4	—	—	10.4	8.6	9.7	9.4	28.7
Research and development	1.1	—	—	0.1	0.9	0.1	1.1	1.1
Other items, net	—	—	—	0.1	—	0.1	—	0.2
Acquisition and integration related items	$16.5	$—	$—	$18.3	$16.8	$19.5	$16.5	$54.6

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
For the Quarter and Nine Months Ended June 30, 2022
(In millions - Unaudited)

	Q3'22	Q2'22	Q1'22	Q4'21	LTM 06/30/22 (1)	Q3'21
Net earnings	$52.4	$19.0	$60.0	$83.2	$214.6	$20.8
Income tax provision	12.7	9.0	16.5	(26.2)	12.0	2.8
Earnings before income taxes	65.1	28.0	76.5	57.0	226.6	23.6
Interest expense	41.1	38.3	37.0	36.8	153.2	38.6
Loss on extinguishment of debt	—	—	—	—	—	27.6
Depreciation & Amortization	30.4	29.2	29.4	29.8	118.8	30.0
EBITDA	$136.6	$95.5	$142.9	$123.6	$498.6	$119.8
Adjustments:
Acquisition and integration costs	—	—	16.5	14.3	30.8	19.5
Exit of Russian market	—	14.0	—	—	14.0	—
Gain on capital lease termination	(4.5)	—	—	—	(4.5)	—
Brazil flood damage	9.9	—	—	—	9.9	—
Acquisition earn out	—	—	1.1	1.1	2.2	1.2
Share-based payments	3.5	5.1	1.3	(3.1)	6.8	3.9
Adjusted EBITDA	$145.5	$114.6	$161.8	$135.9	$557.8	$144.4
(1) LTM defined as the latest 12 months for the period ending June 30, 2022.

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
FY 2022 Outlook
(In millions - Unaudited)

Fiscal Year 2022 Outlook Reconciliation - Adjusted earnings and diluted net earnings per common share -(EPS)
(in millions, except per share data)	Adjusted Net earnings			Adjusted EPS
Fiscal Year 2022 - GAAP Outlook	$184	to	$207	$2.57	to	$2.87
Impacts:
Acquisition and integration costs, net of tax benefit	13	to	13	0.18	to	0.18
Acquisition earn out	1		1	0.01		0.01
Exit of Russian operations, net of tax	14		14	0.20		0.20
Gain on capital lease termination	(4)		(4)	(0.05)		(0.05)
Brazil flood damage	7		7	0.09		0.09
Fiscal Year 2022 - Adjusted Outlook	$215	to	$238	$3.00	to	$3.30

Fiscal Year 2022 Outlook Reconciliation - Adjusted EBITDA
(in millions, except per share data)
Net earnings	$184	to	$207
Income tax provision	29	to	56
Earnings before income taxes	$213	to	$263
Interest expense	160	to	155
Amortization	65	to	60
Depreciation	65	to	60
EBITDA	$503	to	$538

Adjustments:
Integration costs	17	to	17
Acquisition earn out	1	to	1
Exit of Russian operation	14	to	14
Gain on capital lease termination	(5)	to	(5)
Brazil flood damage	10	to	10
Share-based payments	20	to	15
Adjusted EBITDA	$560	to	$590